SECURITY AGREEMENT
                   (FORELAND ASPHALT CORPORATION--FIXTURES)


     This Security Agreement (this "Agreement"), dated as of February 4, 1999, is from FORELAND ASPHALT CORPORATION, a Utah corporation ("Debtor"), to ENERGY INCOME FUND, L.P., a Delaware limited partnership ("Secured Party").

                                   RECITALS

     A. Foreland Corporation, a Nevada corporation ("Foreland Corp.") and Secured Party are parties to a Financing Agreement dated as of January 6, 1998 (the "Original Financing Agreement") between Foreland Corp. and Eagle Springs Production Limited Liability Company, a Nevada limited liability company ("Eagle Springs"), as borrowers, and Secured Party.

     B. By a First Amendment to Financing Agreement dated as of August 10, 1998 (the "First Amendment to Financing Agreement") by and among Foreland Corp., Eagle Springs, Foreland Refining Corporation, a Texas corporation ("Foreland Refining"), Foreland Asset Corporation, a Nevada corporation ("Foreland Asset"), Petrosource Transportation, a Utah corporation now known as Foreland Transportation, Inc. ("Transportation"), and Debtor, as borrowers, and Secured Party, the Original Financing Agreement was amended to, among other things, add Debtor, Foreland Refining, Foreland Asset and Transportation as borrowers thereunder. Foreland Corp., Eagle Springs, Foreland Refining, Foreland Asset, Transportation and Debtor are referred to collectively as "Borrowers".

     C. By a Second Amendment to Financing Agreement of even date herewith (the "Second Amendment to Financing Agreement") by and among Borrowers and Secured Party, Secured Party agreed to, on the terms and conditions set forth therein, make Loans (as defined below) to Borrowers for the purpose of, among other things, Debtor's acquisition of a membership interest in Cowboy Asphalt Terminal, L.L.C., a Utah limited liability company ("Cowboy"). The Original Financing Agreement as amended by the First Amendment to Financing Agreement and the Second Amendment to Financing Agreement and as it may be further amended from time to time is herein referred to as the "Financing Agreement".

     D. Pursuant to the Financing Agreement, Secured Party has agreed to extend credit by agreeing to make, subject to the terms and conditions set forth in the Financing Agreement, the following loans (collectively, the "Loans") to
Borrowers: (i) a Refinancing Loan (as such term is defined in the Financing Agreement) in an aggregate principal amount of up to $674,279.34; (ii) a Development Loan (as such term is defined in the Financing Agreement) in an aggregate principal amount of up to $7,175,720.66; and (iii) an Acquisition Loan (as such term is defined in the Financing Agreement) in an aggregate principal amount of up to $9,050,000, in each case in one or more advances and for the purposes set forth in the Financing Agreement.

     E. Debtor, Foreland Refining, Foreland Asset, and Eagle Springs are wholly-owned subsidiaries of Foreland Corp., and Transportation is a wholly-owned subsidiary of Foreland Asset. Debtor is the owner of a 33.33% membership interest in Cowboy.

     F. Cowboy owns the property, rights and interests described on Exhibit A attached hereto (the "Cowboy Properties").

     G. It is a condition precedent to such extension of credit by Secured Party pursuant to the Financing Agreement that, among other things, Debtor shall have executed and delivered to Secured Party a pledge and security agreement granting to Secured Party a security interest in the Collateral (as defined below).


                                  AGREEMENT

     In consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Secured Party to extend such credit under the Financing Agreement, Debtor hereby agrees with Secured Party as follows:


                                  ARTICLE I

                          DEFINITIONS AND REFERENCES

     Section 1.1. General Definitions. As used herein, the terms "Agreement," "Debtor," "Secured Party," "Foreland Corp.," "Original Financing Agreement," "Eagle Springs," "First Amendment to Financing Agreement," "Foreland Refining," "Foreland Asset," "Transportation," "Borrowers," "Second Amendment to Financing Agreement," "Cowboy," "Financing Agreement," "Loans" and "Cowboy Properties" shall have the meanings ascribed thereto above, and the following terms shall have the following meanings:

          (a) The term "Acquisition Note" shall mean the Acquisition Note, dated as of January 6, 1998, in the maximum principal amount of $2,327,000 made by Foreland Corp. and Eagle Springs, as amended and supplemented by First Allonge to Acquisition Note, dated August 10, 1998, and executed by Borrowers, which, among other things, added Foreland Refining, Foreland Asset, Transportation and Debtor as makers and obligors thereunder.

          (b) The term "Affiliate" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, and any other Person that is an officer, director, or full-time employee of such other Person.

          (c) The term "Business Day" shall mean any day on which national banking institutions in Massachusetts are open for the transaction of banking business.

          (d) The term "Code" shall mean the Uniform Commercial Code currently in effect in the Commonwealth of Massachusetts; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority or exercise of remedies of Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the Commonwealth of Massachusetts, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, priority or exercise of remedies and for purposes of definitions related to such provisions.

          (e) The term "Collateral" shall mean all property of whatever type, in which Secured Party at any time has a security interest pursuant to
     Section 2.1.

          (f) The term "Commitment" shall mean the agreement or commitment by Secured Party to make loans or otherwise extend credit to Borrowers under the Financing Agreement, and any other agreement, commitment, statement of terms or other document contemplating the making of loans or advances or other extension of credit by Secured Party to or for the account of Borrowers which is now or at any time hereafter intended to be secured by the Collateral under this Agreement.

          (g) The term "Cowboy Real Property" shall mean the real property described on Exhibit A attached hereto, located in Davis County, Utah, the legal description of which is attached as Exhibit B hereto.


         (h) The term "Default" shall mean any Event of Default or any event that with the giving of notice or the passage of time, or both, would constitute an Event of Default.

          (i) The term "Development Note" shall mean the Development Note, dated as of January 6, 1998, in the maximum principal amount of $13,893,000 made by Foreland Corp. and Eagle Springs, as amended and supplemented by First Allonge to Development Note, dated August 10, 1998, and executed by Borrowers, which, among other things, added Foreland Refining, Foreland Asset, Transportation and Debtor as makers and obligors thereunder.

          (j) The term "Environmental Laws" shall have the meaning ascribed thereto in Subsection 3.1(f).

          (k) The term "Event of Default" shall have the meaning ascribed thereto in Section 5.1.

          (l) The term "Fixtures" shall have the meaning ascribed thereto in Subsection 2.1(a).

          (m) The term "Hazardous Materials" shall have the meaning ascribed thereto in Subsection 3.1(f).

          (n) The term "Hydrocarbons" shall have the meaning ascribed thereto in the Refinery Deed of Trust.

          (o) The terms "Indemnified Party" and "Indemnified Parties" shall have the meanings ascribed thereto in Article VI.

          (p) The term "Lien" shall mean any lien, security interest, burden, adverse claim, option, put, call, warrant or other charge, encumbrance or restriction of any kind.

          (q) The term "Notes" shall mean the Refinancing Note, the Development Note and the Acquisition Note.

          (r) The term "Obligations" shall mean all present and future indebtedness, obligations and liabilities of whatever type which are or shall be secured pursuant to Section 2.2.

          (s) The term "Obligation Documents" shall mean this Agreement, the Financing Agreement, the Notes, and all other documents and instruments under, by reason of which, or pursuant to which any or all of the Obligations are evidenced, governed, secured or otherwise dealt with, and all other agreements, certificates, legal opinions, documents, instruments and other writings heretofore or hereafter delivered in connection herewith or therewith.

          (t) The term "Other Collateral" shall mean all property, rights and interests (present and future, personal and real, tangible and intangible) of Borrowers (whether now owned or hereafter acquired by operation of law or otherwise), or in which Borrowers otherwise (whether now or hereafter) have any rights, including, without limitation, all fixtures, accounts, goods, inventory, instruments, equipment, chattel paper, documents and general intangibles (as such terms are defined in the Code), that now or hereafter constitute or are intended to constitute security for any of the Obligations under any Obligation Document but that do not constitute Collateral under this Agreement.

          (u) The term "Other Liable Party" shall mean any Person, other than Debtor, who may now or may at any time hereafter be primarily or secondarily liable for any of the Obligations or who may now or may at any time hereafter have granted to Secured Party a security interest or lien upon any property as security for the Obligations including, without limitation, Borrowers.

          (v) The term "Person" shall mean an individual, corporation, association, partnership, limited liability company, joint stock company, joint venture, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any legally recognizable entity.

          (w) The term "Proposed Hydrocarbon Contracts" shall have the meaning ascribed thereto in Section 3.2(t).

          (x) The term "Refinancing Note" shall mean the Refinancing Note, dated as of January 6, 1998, in the maximum principal amount of $680,000 made by Foreland Corp. and Eagle Springs, as amended and supplemented by First Allonge to Refinancing Note, dated August 10, 1998, and executed by Borrowers, which, among other things, added Foreland Refining, Foreland Asset, Transportation and Debtor as makers and obligors thereunder.

          (y) The term "Refinery Deed of Trust" shall mean the Deed of Trust, Security Agreement, Assignment of Rents, Profits and Proceeds, Financing Statement and Fixture Filing dated as of August 11, 1998, from Foreland Corp., Foreland Refining and Foreland Asset, as debtors, to First American Title Company of Nevada, as trustee for the benefit of Secured Party, and recorded or to be recorded in the real property records of Nye County, State of Nevada.

          (z) The term "Refinery Facilities" shall mean (i) the refinery and related facilities located in part in the E/2 SE/4 of Section 24, T. 9 N.,
     R. 56 E., M.D.M., County of Nye, State of Nevada, and sometimes referred to as the Eagle Springs Refinery, and (ii) the refinery and related facilities located in part on 63 acres within or adjacent to the Tonopah Airport, County of Nye, State of Nevada.

          (aa) The term "Related Person" shall mean Secured Party, each Affiliate of Secured Party, each Other Liable Party and Cowboy.

          (bb) The term "RTI Agreement" shall mean that certain Assignment and Agreement entered into on September 11, 1998 by and among Cowboy, Crown Asphalt Products Company, a Utah corporation, Debtor and Refinery Technologies, Inc., a Utah corporation, a true and correct copy of which has previously been furnished to Secured Party.

     Section 1.2. References. Reference is hereby made to the Financing Agreement for a statement of the terms thereof. All capitalized terms used in this Agreement which are defined in the Financing Agreement and not otherwise defined herein shall have the same meanings herein as set forth therein. All terms used in this Agreement which are defined in Article 9 of the Code and not otherwise defined herein or in the Financing Agreement shall have the same meanings herein as set forth therein, except where the context otherwise requires.

     Section 1.3. Exhibits and Schedules. All exhibits and schedules attached to this Agreement are a part hereof for all purposes.

     Section 1.4. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, references in this Agreement to a particular agreement, instrument or document (including without limitation, references in Section 2.1) also refer to and include all renewals, extensions, amendments, modifications, supplements or restatements of any such agreement, instrument or document, provided that nothing contained in this
Section 1.4 shall be construed to authorize any Person to execute or enter into any such renewal, extension, amendment, modification, supplement or restatement.

     Section 1.5. References and Titles. All references in this Agreement to Exhibits, Schedules, Articles, Sections, Subsections, and other subdivisions refer to the Exhibits, Schedules, Articles, Sections, Subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles and headings appearing at the beginning of any subdivision are for convenience only and do not constitute any part of any such subdivision and shall be disregarded in construing the language contained in this Agreement. The words "this Agreement", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this Section" and "this Subsection" and similar phrases refer only to the Sections or Subsections hereof in which the phrase occurs. The word "or" is not exclusive. Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender. Words in the singular form shall be construed to include the plural, and words in the plural form shall be construed to include the singular, unless the context otherwise requires.


                                  ARTICLE II

                              SECURITY INTEREST

     Section 2.1. Grant of Security Interest. As security for all of the Obligations, Debtor hereby pledges and assigns to Secured Party and grants to and for the benefit of Secured Party a continuing security interest in all of the following whether now owned or hereafter acquired (by operation of law of otherwise):

          (a) Fixtures. All fixtures in any form and of any kind located on the Cowboy Real Property, whether now or hereafter existing, which are owned by Debtor or in which Debtor otherwise has any rights (any and all of the foregoing herein collectively called "Fixtures").

          (b) Proceeds. All proceeds and products of, and accessions to, any and all of the foregoing and, to the extent not otherwise included, any payments under insurance (whether or not Secured Party is the loss payee thereof) or under any indemnity, warranty or guaranty by reason of loss to or otherwise with respect to any of the foregoing.

In each case, the foregoing shall be covered by this Agreement, whether Debtor's ownership or other rights therein are presently held or hereafter acquired (by operation of law or otherwise) and howsoever Debtor's interests therein may arise or appear (whether by ownership, security interest, claim or otherwise).

     Section 2.2. Obligations Secured. The security interest created hereby in the Collateral constitutes a continuing security interest for all of the following obligations, indebtedness and liabilities, whether now existing or hereafter incurred or arising:

          (a) Credit Payment. The payment by Borrowers, as and when due and payable, of all amounts from time to time owing by Borrowers, or any of them, under or with respect to the Financing Agreement, the Notes and the other Obligation Documents or any other instrument now or hereafter delivered in connection with or as security for the Financing Agreement, the Notes or the other Obligation Documents or any part thereof.

          (b) Other Indebtedness. All loans and future advances made by Secured Party to Borrowers, or any of them, and all other debts, obligations and liabilities of every kind and character of Borrowers, or any of them, now or hereafter existing in favor of Secured Party, whether such debts, obligations or liabilities be direct or indirect, primary or secondary, joint or several, fixed or contingent, and whether originally payable to Secured Party or to a third party and subsequently acquired by Secured Party and whether such debts, obligations or liabilities are evidenced by notes, open account, overdraft, indorsement, security agreement, guaranty or otherwise (it being contemplated that one or more of Borrowers may hereafter become indebted to Secured Party in further sum or sums but Secured Party shall have no obligation to extend further indebtedness by reason of this Agreement).

          (c) Performance. The due performance and observance by Borrowers of all of their other obligations and undertakings from time to time existing under or with respect to the Obligation Documents or any other instrument now or hereafter delivered in connection with or as security for any of the Obligation Documents.

          (d) Renewals. All renewals, extensions, amendments, modifications, supplements or restatements of or substitutions for any of the foregoing.

     Section 2.3 Delivery of Collateral. All certificates and instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Secured Party shall have the right at any time, in its discretion and without notice to Debtor, to transfer to or register in the name of Secured Party or any of its nominees any or all of the Collateral.

     Section 2.4 Limitation on Recourse. Except as otherwise provided herein, in no event shall Debtor have any personal liability for payment of principal and interest on the Notes. Secured Party shall look solely to the Collateral for the payment of such principal and interest and shall not seek a deficiency or other personal judgment against Debtor for such principal and interest in the event that any sale of the Collateral shall be insufficient to satisfy the Notes. Nothing herein contained shall, however, impair any right, remedy or security of Secured Party with respect to the Collateral under this Agreement, the Notes, the Financing Agreement or any other Obligation Document, nor limit Debtor's obligations to perform any of Debtor's other obligations under this Agreement, the Notes, the Financing Agreement or any other Obligation Document, including, without limitation, Secured Party's obligation to indemnify Secured Party as set forth in the Obligation Documents. Notwithstanding the foregoing limitation of recourse, Debtor shall remain fully liable for:

          (a) Fraud, breach of trust, or any material misrepresentation by Debtor or any other Borrower in the Obligation Documents or any other documents or instruments evidencing, securing or relating to the Loans;

          (b) Waste of a material nature to any part of the Collateral or the Other Collateral caused by Debtor's or any other Borrower's gross negligence or willful and wanton neglect or abuse of the Collateral or the Other Collateral or, with respect to portions of the Collateral and Other Collateral not operated by any of the Borrowers, failure to exert reasonable control appropriate for an owner that is not also the operator;

          (c) Failure to pay taxes, insurance, assessments, charges for labor or materials, or other charges, fees or assessments that can create or result in liens on any portion of the Collateral or the Other Collateral;

          (d) Any beaches of warranty or defects of title to the Collateral or the Other Collateral;

          (e) Any breach of a warranty or representation contained in this Agreement or any other Obligation Document; failure to perform any covenant or other agreement contained in this Agreement or any other Obligation Document, or any indemnity contained in this Agreement or any other Obligation Document;

          (f) Any attempt to communicate in any manner with the purchasers of Hydrocarbons or other products from the Collateral or Other Collateral after the delivery to such purchasers of a notice directing payments to be made directly to Secured Party (as set forth in section 3.1 of the Refinery Deed of Trust) in an attempt to hinder or interfere with the rights of Secured Party;

          (g) The return of, or reimbursement for, all monies received by Debtor or any other Borrower from the purchasers of Hydrocarbons or other products from the Collateral or Other Collateral for monies attributable to Hydrocarbons or other products from the Collateral or Other Collateral after receipt by any such purchaser of a notice directing payments to be made directly to Secured Party;

          (h) Any attempt to hinder or interfere with the foreclosure of or other realization on the Collateral or the Other Collateral (whether by judicial action, power of sale, trustee's sale or otherwise), including without limitation the filing of a lis pendens, the initiation of any lawsuit or the requesting of injunctive relief from any court or tribunal, having the effect of hindering or delaying the exercise by Secured Party (or the Trustee under the Refinery Deed of Trust) of any right or remedy under this Agreement or any other Obligation Document; and

          (i) After an Event of Default, Debtor or any other Borrower shall fail or refuse to execute and deliver to Secured Party any instrument reasonably requested by Secured Party and prepared at Borrowers' expense, which is necessary to fully vest title to the Collateral or the Other Collateral in Secured Party or the purchaser(s) of all or part of the Collateral or the Other Collateral pursuant to any sale as provided for in this Agreement or any other Obligation Document.

          Debtor shall be fully and personally liable for all attorneys' fees and costs and expenses incurred by Debtor arising out of any of the foregoing paragraphs (a) through (i).


                                 ARTICLE III

                  REPRESENTATIONS, WARRANTIES AND COVENANTS

     Section 3.1. Representations and Warranties. Debtor represents and warrants as follows:

          (a) Corporate Matters; Enforceability. Debtor is a corporation duly organized, validly existing and in good standing in the State of Utah, and Debtor is duly qualified as a foreign corporation and in good standing in each jurisdiction where such qualification is necessary or appropriate.
     The execution and delivery of this Agreement and the performance by Debtor of the transactions contemplated herein are within Debtor's corporate powers and have been duly authorized by all necessary action, corporate and otherwise. This Agreement constitutes the legal, valid and binding obligations of Debtor, enforceable against Debtor in accordance with its terms.

          (b) Ownership and Liens. Debtor has good and marketable title to the Collateral free and clear of all Liens, except for the security interest created by this Agreement, the RTI Agreement and the security interests and other encumbrances expressly permitted by the Financing Agreement. No dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except such as may have been filed in favor of Secured Party relating to this Agreement and such as may have been filed to perfect or protect any security interest expressly permitted by the Financing Agreement. Cowboy is the owner of record of the Cowboy Real Property, a true and correct legal description of which is set forth on Exhibit B hereto.

          (c) No Conflicts or Consents. Neither the ownership or the intended use of the Collateral by Debtor, nor the grant of the security interest by Debtor to Secured Party herein, nor the exercise by Secured Party of its rights or remedies hereunder, will (i) conflict with any provision of
     (A) any applicable domestic or foreign law, statute, rule or regulation,
     (B) the articles or certificate of incorporation, charter or bylaws of Debtor, or (C) any agreement, judgment, license, order or permit applicable to or binding upon Debtor, or (ii) result in or require the creation of any lien, charge or encumbrance upon any assets or properties of Debtor or any Related Person except as expressly contemplated in the Obligation Documents. Except as expressly contemplated in the Obligation Documents or the LLC Agreement, no consent, approval, authorization or order of, and no notice to or filing with any court, governmental authority or third party is required in connection with the grant by Debtor of the security interest herein, or the exercise by Secured Party of its rights and remedies hereunder.

          (d) Security Interest. Debtor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Secured Party in the manner provided herein, free and clear of any Lien, except as expressly permitted in the Financing Agreement. This Agreement creates a valid and binding security interest in favor of Secured Party in the Collateral securing the Obligations. The taking possession by Secured Party of all instruments and cash constituting Collateral from time to time, the filing of the financing statements delivered concurrently herewith by Debtor to Secured Party will perfect, and establish the first priority of, Secured Party's security interest hereunder in the Collateral securing the Obligations. No further or subsequent filing, recording, registration, other public notice or other action is necessary or desirable to perfect or otherwise continue, preserve or protect such security interest except for continuation statements or filings upon the occurrence of the events stated in Subsection 3.3(m).

          (e) Location of Borrowers, Records and Collateral. Schedule 3.1(e) sets forth the addresses of Borrowers' chief executive offices and principal places of business, the offices where the records concerning the Collateral and the Other Collateral are kept, and the addresses where the Collateral and the Other Collateral is located.

          (f) Environmental. (i) The Collateral and the Other Collateral is, and, except as previously disclosed to Secured Party in writing, to the best of Debtor's knowledge, at all times has been, operated in compliance with all applicable Environmental Laws (as hereinafter defined); and, except as previously disclosed to Secured Party in writing, to the best of Debtor's knowledge, no condition exists with respect to the Collateral, the Other Collateral, or other property owned or operated by Borrowers or any affiliate of or party related to Borrowers that would or could reasonably be expected to subject Borrowers, any affiliate of or party related to Borrowers, or Secured Party to any damages (including without limitation, actual, consequential, exemplary and punitive damages), material liability (absolute or contingent, determined or determinable), penalties, injunctive relief or cleanup costs under any applicable Environmental Laws, or that require or could reasonably be expected to require cleanup, removal, remedial action or other response by Borrowers, any affiliate of or party related to Borrowers, or Secured Party pursuant to any applicable Environmental Laws.

               (ii) Borrowers have not received and, to the best of Debtor's knowledge, none of their affiliates have received, and none of Borrowers' or their affiliates' or related parties' predecessors in title to the Collateral and the Other Collateral have received, any notice from a governmental agency asserting or alleging a violation of any Environmental Laws as they relate to the Collateral and the Other Collateral.

               (iii) There are no pending or threatened suits, actions, claims or proceedings against Borrowers or their affiliates or related parties or, to the best of Debtor's knowledge, Borrowers' or their affiliates' predecessors in title, arising from or related to, directly or indirectly, any Environmental Laws as they relate to the Collateral and the Other Collateral.

               (iv) Neither Borrowers, any affiliate of or party related to Borrowers, any part of the Collateral or the Other Collateral, nor, to the best of Debtor's knowledge, Borrowers' or any affiliate's or related parties' predecessors are subject to any judgment, decree, order or citation related to or arising out of any Environmental Laws, and neither Borrowers nor any affiliate or party related to Borrowers have been named or listed as a potentially responsible party by any governmental or other entity in a matter arising under or relating, directly or indirectly, to any Environmental Laws.

               (v) Borrowers have obtained or caused to be obtained all permits, licenses, and approvals required under all Environmental Laws to operate the Collateral and the Other Collateral.

               (vi) Except as previously disclosed to Secured Party in writing, there are not now, nor to the best of Debtor's knowledge have there ever been, Hazardous Materials (as hereinafter defined) discharged, leaked, spilled or released in, on, to, from or at the Collateral, the Other Collateral or other properties owned or operated by Borrowers or any of their affiliates or stored, treated, or recycled at or in tanks or other facilities thereon or related thereto which give rise or could reasonably be expected to give rise to material liability under any Environmental Laws.

               (vii) The use which Borrowers make and intend to make of the Collateral and the Other Collateral will not result in: (a) the use or storage of any Hazardous Materials on, in or in connection with the Collateral or the Other Collateral, or disposal of any Hazardous Materials from the Collateral or the Other Collateral except in compliance with all applicable Environmental Laws, or (b) the treatment, processing, discharge or release of any Hazardous Materials on, in, to or from the Collateral or the Other Collateral except in compliance with all applicable Environmental Laws.
               (viii) There are no underground storage tanks, surface impoundments, or wastewater injection wells located on or in the Collateral or the Other Collateral.

               As used herein, the term "Environmental Laws" shall mean any one or more of the following: (1) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. S 9601 et seq. ("CERCLA"); (2) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C. S 6901 et seq. ("RCRA"); (3) the Clean Air Act, 42 U.S.C. S 7401 et seq.; (4) the Federal Water Pollution Control Act, 33 U.S.C. S 1251 et seq.; (5) the Toxic Substances Control Act, 15 U.S.C. S 2601 et seq.; (6) the Federal Safe Drinking Water Act, 42 U.S.C. SS 300f to 300j-11; (7) the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. S 1101 et seq.;
     (8) the Hazardous Materials Transportation Act, 49 U.S.C. S 1801 et seq.; and (9) all other foreign, federal, state, tribal and local laws (whether common or statutory), rules, regulations, consent agreements, compliance schedules, and orders directly and/or indirectly relating to public health and safety, air pollution, water pollution, noise control, wetlands, oceans, waterways, and/or the presence, use, generation, manufacture, transportation, processing, treatment, handling, discharge, release, disposal, or recovery of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or materials and/or underground storage tanks, including, without limitation, all rules, regulations and orders of all state and local governmental bodies, authorities and agencies pertaining or relating to the exploration, development, regulation and conservation of oil and gas resources, as each of the foregoing laws, rules, regulations, consent agreements, compliance schedules and orders may be enacted, amended, supplemented, or reauthorized from time to time.

               As used herein, the term "Hazardous Materials" shall mean any one or more of the following substances, wastes and materials: (1) any substance, waste or material defined as a "hazardous substance," "hazardous material," "hazardous waste," "pollutant," "contaminant," "toxic material," or "toxic substance," in any of the applicable Environmental Laws, or in the standards, criteria, rules and/or regulations promulgated pursuant to any of said Environmental Laws (including without limitation Hydrocarbons); and (2) any substance, waste or material, the presence of which requires investigation or remediation under any Environmental Laws.

     Section 3.2. Affirmative Covenants. Unless Secured Party shall otherwise consent in writing, Debtor shall at all times comply with the covenants and agreements contained in this Section 3.2 from the date hereof and so long as any part of the Obligations or the Commitment is outstanding.

          (a) Ownership and Liens. Debtor shall maintain good and marketable title to all Collateral free and clear of all liens, security interests, adverse claims or other charges or encumbrances, except for the security interest created by this Agreement and the security interests and other encumbrances expressly permitted by the Financing Agreement. Debtor shall use its best efforts to resolve any dispute, right of setoff, counterclaim or defense with respect to all or any part of the Collateral. Debtor shall cause to be terminated any financing statement or other security instrument with respect to the Collateral, except such as may exist or as may have been filed in favor of Secured Party and such as may exist or as may have been filed to perfect or protect any security interest expressly permitted by the Financing Agreement. Debtor shall defend Secured Party's right, title and special property and security interest in and to the Collateral against the claims of any Person.

          (b) Further Assurances. Debtor shall, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that Secured Party may reasonably request in order (i) to perfect and protect the security interest created or purported to be created hereby and the first priority of such security interest; (ii) to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Collateral; or (iii) to otherwise effect the purposes of this Agreement, including without limitation (A) executing and filing such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that Secured Party may request in order to perfect and preserve the security interest created or purported to be created hereby, and (B) furnishing to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

          (c) Information. Debtor shall furnish to Secured Party any information that Secured Party may from time to time reasonably request concerning any covenant, provision or representation contained herein or any other matter in connection with the Collateral or Obligation Documents.

          (d) Chattel Paper, Documents, Instruments and Cash. Debtor shall at all times cause any certificates, chattel paper, documents or instruments which are a part of the Collateral to be valid and genuine. Debtor shall cause all chattel paper included in the Collateral to have only one original counterpart which constitutes chattel paper or collateral within the meaning of the Code or the law of any applicable jurisdiction. Upon request by Secured Party, Debtor shall deliver to Secured Party all cash and all originals of certificates, chattel paper, documents or instruments which are included in the Collateral. Upon request by Secured Party, Debtor shall mark each chattel paper which is a part of the Collateral with a legend indicating that such chattel paper is subject to the security interest granted by this Agreement.

          (e) Punctual Payment and Performance. Debtor shall, and shall cause the other Borrowers to, duly and punctually pay the principal and interest on the Loans and to perform all its obligations and covenants under the Obligation Documents.

          (f) Existence; Maintenance of Collateral. Debtor shall, and shall cause each other Borrower to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except when failure to do so would not have a material adverse effect on Debtor or such other Borrower, as the case may be. Debtor shall, and shall cause each other Borrower to, cause all of its property, rights and interests that constitute Collateral or Other Collateral under any Obligation Document and its business to be maintained and kept, in accordance with sound field practices, in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof.


          (g) Title to Properties. Debtor shall, and shall cause each other Borrower to, maintain good and marketable title to all of its property, rights and interests that constitute Collateral or Other Collateral under any Obligation Document, free and clear of all Liens, except for Liens expressly permitted by the Financing Agreement. Debtor shall, and shall cause each other Borrower to, warrant and forever defend its right, title and interest in such property and assets against the claims and demands of every Person whatsoever claiming or which may claim the same or any part thereof. Debtor shall cause Cowboy Asphalt Terminal, L.L.C. to maintain good and marketable title to the Cowboy Real Property and the buildings, improvements and structures described on Exhibit A hereto or located on the Cowboy Real Property by or on behalf of Cowboy after the date of this Agreement (excluding buildings, improvements and structures either (i) located on the Cowboy property by a member of Cowboy other than Debtor on its own behalf that do not constitute Cowboy property or (ii) designated for the exclusive use of a member of Cowboy other than Debtor in accordance with the LLC Agreement), and to warrant and forever defend its right, title and interest in such property and assets against the claims and demands of every Person whatsoever claiming or which may claim the same or any part thereof.

          (h) Insurance. Debtor shall, and shall cause each other Borrower to, acquire and continue to maintain, with financially sound and reputable insurers, insurance with respect to its respective properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated; provided, however, that Debtor shall, and Debtor shall cause each other Borrower to, maintain liability insurance in the amount of not less than $2,000,000 with a deductible not to exceed $25,000 per claim. Debtor shall, and shall cause each other Borrower to, furnish or cause to be furnished copies of binders relating to such insurance to Secured Party prior to Funding and from time to time a summary of the insurance coverage of Debtor and the other Borrowers in form and substance satisfactory to Secured Party and if requested to furnish Secured Party copies of the applicable policies. In the case of any fire, accident or other casualty causing loss or damage to the properties of Debtor or any other Borrower, Debtor shall, and shall cause such Borrower to, use the proceeds of such policies (i) to repair or replace the damaged property, or (ii) subject to Secured Party's prior written consent and notwithstanding any restriction on prepayment, to prepay the Obligations without premium or penalty.

          (i) Taxes and Other Claims. Debtor shall, and shall cause each other Borrower to, duly pay and discharge before the same shall become due or delinquent all taxes, assessments and other governmental charges imposed upon Debtor or such Borrower, as the case may be, and its respective properties, sales and activities, or any part thereof, or upon the income or profits therefrom, or burdening any of Debtor's or such Borrower's properties or assets, as the case may be, as well as all claims for labor, materials or supplies, including all claims incurred in connection with the operation of Debtor's and such Borrower's respective businesses, properties and assets, which if unpaid might by law become a lien or charge upon any of Debtor's or such Borrower's property; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested by Debtor or such Borrower, as the case may be, in good faith by appropriate proceedings and if Debtor or such Borrower, as the case may be, shall have set aside on its books adequate reserves with respect thereto; and provided, further, that Debtor shall, and shall cause each other Borrower to, pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

          (j) Securities Filings. Debtor shall, and shall cause each other Borrower to, duly file or cause to be filed, within the times and within the manner prescribed by law (including all permitted extensions), all federal and state securities and blue sky filings that are required to be filed by, or with respect to, Debtor or such Borrower, as the case may be, including without limitation all filings required to be made pursuant to the Securities Exchange Act of 1934, as amended. Debtor shall, and shall cause each other Borrower to, deliver to Secured Party copies of all filings made by such Person with the Securities and Exchange Commission and any state securities commission or agency within three days of such filing. If a filing to be made by Debtor or any other Borrower with the Securities and Exchange Commission or a state securities commission or agency refers to Secured Party, preliminary copies of such filing shall be delivered to Secured Party and to Secured Party's counsel no later than five Business Days prior to such filing with a final copy delivered to Secured Party at the time of filing. Debtor shall, and shall cause each other Borrower to, deliver to Secured Party copies of all press releases at the time of release; unless such release refers to Secured Party, in which case advance copies shall be delivered to Secured Party and to Secured Party's counsel no later than two Business Days prior to such release.

          (k) Inspection of Properties and Books. Debtor shall, and shall cause each other Borrower to, permit Secured Party and its authorized representatives to (i) visit and inspect any of its properties and to examine its books and records (and to make copies thereof and extracts therefrom; provided, that Secured Party will use its reasonable efforts to preserve the confidentiality of any information derived therefrom), and
     (ii) discuss the affairs, finances and accounts of Debtor or such Borrower, as the case may be, with, and to be advised as to the same by, the officers of Debtor and such Borrower, independent accountants, and independent engineers all at such reasonable times and intervals as Secured Party may reasonably request.


          (l) Compliance with Laws, Contracts, Licenses and Permits. Debtor shall, and shall cause each other Borrower to, comply with (i) all Permits and Requirements of Law, (ii) the provisions of its charter or organizational documents and bylaws, (iii) all agreements and instruments by which it or any of its properties may be bound, and (iv) all applicable decrees, orders and judgments, except in each case where noncompliance would not have a material adverse effect on the business, assets or financial condition of Debtor or such Borrower, as the case may be. If at any time while any part of the Obligations or the Commitment is outstanding, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that Debtor or any other Borrower may fulfill any of its obligations under any Obligation Document, Debtor shall, and shall cause such Borrower to, immediately take all reasonable steps within its power to obtain such authorization, consent, approval, permit or license and furnish Secured Party with evidence thereof.

          (m) Litigation. Debtor shall, and shall cause each other Borrower to, promptly give Secured Party notice of all legal or arbitral proceedings, and of all proceedings before any governmental or regulatory authority or agency, to which Debtor or such Borrower is a party or which affects Debtor or such Borrower and of which Debtor or such Borrower is aware, except for proceedings before any governmental or regulatory authority or agency occurring in the ordinary course of Debtor's or such Borrower's business, and that would not have a material adverse effect upon Debtor's or such Borrower's business or its properties and assets if determined adversely to Debtor or such Borrower, as the case may be.

          (n) Notices. Debtor shall, and shall cause each other Borrower to, promptly after acquiring knowledge thereof, notify Secured Party in writing of the occurrence of any Event of Default and of any material adverse change in the business, assets or financial condition of Debtor or such Borrower, as the case may be. If any Person shall give any notice or take any other action with respect to a claimed default (whether or not constituting an Event of Default) under any Obligation Document or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which Debtor or any other Borrower is a party or obligor, whether as principal or surety, Debtor shall, and shall cause such Borrower to, forthwith give written notice thereof to Secured Party, describing the notice or action and the nature of the claimed default. Debtor shall, and shall cause each other Borrower to, promptly notify Secured Party (i) if any representation or warranty of Debtor or such Borrower contained in this Agreement or any other Obligation Document is discovered to be or becomes untrue, or (ii) if Debtor or such Borrower fails to perform or comply with any covenant or agreement contained in this Agreement or any other Obligation Document or it is reasonably anticipated that Debtor or such Borrower will be unable to perform or comply with any covenant or agreement contained in this Agreement or any other Obligation Document. Debtor shall, and shall cause each other Borrower to, cause all the representations and warranties of Borrowers contained in this Agreement and the other Obligation Documents to be true and correct in all material respects from time to time and at all times.

          (o) Use of Loan Proceeds. Debtor shall, and shall cause each other Borrower to, use the proceeds of the Loans solely for the purposes expressly permitted by the Financing Agreement. Debtor shall, and shall cause each other Borrower to, maintain any funds that have been advanced for such purposes, but not expended, at a depository institution satisfactory to Secured Party and Debtor shall, and shall cause such Borrower to, deliver copies of all invoices for expenditure of such funds to Secured Party.

          (p) Key Employee. Debtor shall cause Foreland Corp. to continue to employ N. Thomas Steele as President of Foreland Corp. on a full-time basis with substantially the same responsibilities as of the date of this Agreement.

          (q) Environmental Laws Compliance. Debtor shall, and shall cause each other Borrower to:

               (i) Comply with all applicable Environmental Laws as they relate to the Properties and shall, and shall cause each other Borrower to, maintain and obtain, or cause to be maintained and obtained, all permits, licenses and approvals now or hereafter required under all applicable Environmental Laws as they relate to the Collateral and the Other Collateral;

               (ii) Not do or permit anything to be done that will subject the Collateral or the Other Collateral, Debtor, any other Borrower or Secured Party to any liability under any applicable Environmental Laws as they relate to the Collateral and the Other Collateral, assuming disclosure to governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Collateral or the Other Collateral;

               (iii) Promptly notify Secured Party in writing of any Environmental Complaint relating to the Collateral or the Other Collateral which is known to Debtor or such Borrower, as the case may be, or any other existing, pending or threatened investigation or inquiry by any governmental authority relating to the Collateral or the Other Collateral known to Debtor or such Borrower, as the case may be, and in connection with any applicable Environmental Laws.


               (iv) Take, or cause to be taken, all steps necessary to determine that no Hazardous Materials have been: (i) used or stored on, in or in connection with any Collateral or Other Collateral that Debtor or any other Borrower acquires with any funds that Debtor or such Borrower receives from Secured Party in accordance with the Financing Agreement, or disposed from such Collateral or Other Collateral, or (ii) treated, processed, discharged, or released on, to, in or from such Collateral or Other Collateral, except, in each case, in full compliance with all applicable Environmental Laws;

               (v) Not cause or permit: (i) the use or storage of Hazardous Materials on, in or in any manner in connection with the Collateral or Other Collateral, or (ii) the treatment, processing, discharge or release of any Hazardous Materials on, to, in or from the Collateral or Other Collateral, except, in each case, in full compliance with all applicable Environmental Laws;

               (vi) Keep, or cause the Collateral and the Other Collateral to be kept, free of any and all Hazardous Materials, and shall, and shall cause each other Borrower to, remove the same (or if removal is prohibited by applicable law, shall, and shall cause each other Borrower to, take whatever action is required by applicable law) promptly upon discovery of such Hazardous Materials at Borrowers' sole cost and expense, except in full compliance with all applicable Environmental Laws; and

               (vii) Provide, upon Secured Party's reasonable request, at any time, and from time to time, inspections, tests and audits of the Collateral and the Other Collateral from an engineering or consulting firm approved by Secured Party indicating the presence or absence of Hazardous Materials on the Collateral and the Other Collateral and compliance with all applicable Environmental Laws.

          (r) Change of Control. Debtor shall, and shall cause each other Borrower to, use its best efforts to not permit a Change of Control to occur and shall, and shall cause each other Borrower to, notify Secured Party within five Business Days of obtaining information that a Change in Control of such Person may occur or is contemplated by any Person.

          (s) Operation of Assets. Debtor shall operate the Collateral and shall cause the other Borrowers to operate the Other Collateral, including without limitation the Refinery Facilities, continuously in a good and workmanlike manner, in accordance with the best usage of operators of similar facilities and assets and in accordance with industry standards, and in conformity in all material respects with all applicable laws, rules, regulations and orders of all federal, state, tribal and local governmental bodies, authorities and agencies and in conformity in all material respects with the provisions of all leases, licenses, subleases, sublicenses, permits, easements, rights-of-way, servitudes, franchises, grants, certificates and authorizations or other contracts and agreements comprising a part of the Collateral or Other Collateral.

          (t) Contract Approval. Debtor shall, and shall cause each other Borrower to, submit to Secured Party for its review and approval at least ten days in advance of the date such Borrower intends to enter into a contract (including a modification or amendment of any existing contract), each proposed contract for the refining, fractionating, treatment, marketing, purchase, sale, transportation, exchange, manufacturing or processing of Hydrocarbons if such contract was not in effect as of the date of this Agreement and has a term of ninety days or more ("Proposed Hydrocarbon Contracts"). Debtor shall not, and shall cause each other Borrower not to, enter into any Proposed Hydrocarbon Contracts that establish pricing and have a term of one year or more or make deliveries thereunder without obtaining Secured Party's prior written approval, which approval shall not be unreasonably withheld if Secured Party's security position is not adversely affected thereby.

          (u) Additional Information. For so long as any part of the Obligations or the Commitment is outstanding, Debtor shall, and shall cause each other Borrower to, permit Secured Party to substantially participate in, and influence the conduct of, management of Borrowers through the exercise of any and all of the following rights (provided, however, that Secured Party shall have no right to direct the management of any Borrower):

               (i) promptly provide to Secured Party such information as Secured Party shall reasonably request regarding Debtor's or such Borrower's business, financial condition and prospects;

               (ii) if Secured Party reasonably believes that financial or other developments affecting Debtor or such Borrower have impaired or are likely to impair Debtor's or such Borrower's ability to perform its obligations under this Agreement, permit Secured Party, upon request, reasonable access to Debtor's and such Borrower's management or Board of Directors to present its views with respect to such developments;

               (iii) provide to Secured Party the financial information required in Section 7.3 of the Financing Agreement; and

               (iv) permit Secured Party to make the examinations and inspections of properties, books and records, and to consult with Debtor's and such Borrower's officers, as required in Section 7.11 of the Financing Agreement.

     Section 3.3. Negative Covenants. Unless Secured Party otherwise consents in writing, Debtor shall at all times comply with the covenants contained in this Section 3.3 from the date hereof and so long as any part of the Obligations or the Commitment is outstanding.

          (a) Transfer or Encumbrance. Debtor shall not sell, assign (by operation or law or otherwise), transfer, exchange, lease or otherwise dispose of any of the Collateral, nor shall Debtor grant a Lien on or in or execute, file or record any financing statement or other security instrument with respect to the Collateral, nor shall Debtor deliver actual or constructive possession of the Collateral to any other Person, other than (i) Liens or financing statements in favor of Secured Party or expressly permitted by the Financing Agreement; or (ii) sales or leases, other than during the continuance of an Event of Default, of Inventory in the ordinary course of business.

          (b) Impairment of Security Interest. Debtor shall not take or fail to take any action that would in any manner impair the value or enforceability of Secured Party's security interest in any Collateral.

          (c) Possession of Collateral. Debtor shall not cause or permit the removal of any item of the Collateral from its possession, control or risk of loss, nor shall Debtor cause or permit the removal of any item of the Collateral from the location specified herein other than removal in connection with (i) sales or leases, other than during the continuance of an Event of Default, of Inventory in the ordinary course of business; or
     (ii) possession of Collateral by Secured Party or by a bailee selected by Secured Party who is holding the Collateral for the benefit of Secured Party.

          (d) Compromise of Collateral. Debtor shall not adjust, settle, compromise, amend or modify any of the Collateral, other than any adjustment, settlement, compromise, amendment or modification, other than during the continuance of an Event of Default, of any General Intangible which does not detrimentally affect the rights or benefits of Secured Party hereunder or the value of such General Intangible to Secured Party hereunder.

          (e) Possession of Chattel Paper, Documents or Instruments. Debtor shall not cause or permit any certificates, chattel paper, documents or instruments which are included in the Collateral at any time to be in the actual or constructive possession of any Person other than Debtor or Secured Party.

          (f) Use of Proceeds. Debtor shall not, and shall cause each other Borrower not to, use the proceeds of the Loans for any purpose not expressly permitted by the Financing Agreement. Debtor shall not, and shall cause each other Borrower not to, without Secured Party's prior written approval, make any expenditure of the Development Loan in an amount in excess of 110% of the amount stated in the AFE pertaining to such expenditure that was approved by Secured Party.

          (g) Dividends, Distributions and Redemptions. Debtor shall not, and shall cause each other Borrower not to, declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, or return any capital or make any other distribution to its stockholders or members, except to the extent such declaration, payment, purchase, redemption, acquisition or return is solely between Borrowers.

          (h) Nature of Business. Debtor shall not, and shall cause each other Borrower not to, engage in any business other than oil and gas exploration, development, production, processing, refining, transportation and marketing, and business activities ancillary thereto.



          (i) Restrictions on Liens. Debtor shall not, and shall cause each other Borrower not to, create or incur, or suffer to be created or incurred or to exist, any Lien (other than Liens expressly permitted by the Financing Agreement) upon any of its properties, rights and interests that constitute Collateral or Other Collateral under any of the Obligation Documents, whether now owned or hereafter acquired, or upon the proceeds, income or profits therefrom, and shall, and shall cause each other Borrower to, pay all vendor payables and other trade payables when due.

          (j) Collateral Sales. Except as set forth in Sections 7.6 and 7.7 of the Financing Agreement, Debtor shall not, and shall cause each other Borrower not to, sell, lease, assign, transfer or otherwise dispose of any of the Collateral or the Other Collateral, except for (i) sales of Hydrocarbons in the ordinary course of Borrowers' respective businesses, and (ii) as otherwise permitted pursuant to the Obligation Documents.

          (k) Sale or Discount of Receivables. Debtor shall not, and shall cause each other Borrower not to, discount or sell any of their notes receivable or accounts receivable.

          (l) Affiliate Transactions. Debtor shall not, and shall cause each other Borrower not to, engage in any transaction with any of their Affiliates, except on terms no less favorable than are obtainable in arms-length transactions with third parties.

          (m) Financing Statement Filings. Debtor recognizes that financing statements pertaining to the Collateral and the Other Collateral have been or may be filed where any Borrower maintains any Collateral or Other Collateral, has its records concerning any Collateral or Other Collateral or has its chief executive office or chief place of business. Without limitation of any other covenant herein, Debtor shall not, and shall cause each other Borrower not to, cause or permit any change to be made in its name, identity or corporate structure, or any change to be made to a jurisdiction other than as represented in Section 3.1(e) in (i) the location of any Collateral or Other Collateral, (ii) the location of any records concerning any Collateral or Other Collateral, or (iii) the location of its chief executive office or principal place of business, or any change to be made to the record owner of the Cowboy Real Property as represented in Subsection 3.1(b), unless such Borrower has notified Secured Party of such change at least thirty days prior to the effective date of such change, and shall have first taken all action required by Secured Party for the purpose of further perfecting or protecting the security interest in favor of Secured Party in the Collateral and Other Collateral. Each notice furnished to Secured Party pursuant to this Subsection 3.3(m) shall expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of Secured Party's security interest in the Collateral and Other Collateral.

          (n) Mergers and Sales of Assets. Debtor shall not, and shall cause each other Borrower not to, merge or consolidate with or into any other entity unless Debtor or such other Borrower, as the case may be, is the surviving entity and no Event of Default has occurred or will occur as a result of such merger or consolidation. Debtor shall not, and shall cause each other Borrower not to, lease, sell or transfer all, or substantially all, of its property assets or business to any other Person, or dispose of or sell any material portion of its assets, property or business, or dispose of any equity in any Affiliate.

          (o) No Loans or Guarantees to Officers, Directors, Managers or Shareholders/Partners. Debtor shall not, and shall cause each other Borrower not to, directly or indirectly, make any guarantee, loan, advance, extension of credit, commitment to fund, or commitment to satisfy in any way, any debt, liability, or other obligation to pay any Person (except for the other Borrowers), including its officers, directors, managers, employees, shareholders, partners or any Affiliate of such Person, including, without limitation (a) an obligation to any bank under any letter of credit, (b) an obligation to maintain working capital or equity capital of the business other than the initial investment, or (c) an obligation to otherwise maintain the net worth or solvency of the business, with respect to any business in which Debtor or such other Borrower is engaged other than the business described in section 7.18 of the Financing Agreement. Debtor shall not, and shall cause each other Borrower not to, make any repayment on any Indebtedness owed to any of their respective Affiliates, or any shareholder, member, officer, director, manager or Affiliate of such Person, except as expressly permitted pursuant to the Financing Agreement.

          (p) Foreclosure. Debtor shall not, and shall cause each other Borrower not to, attempt in any way to hinder or interfere with the exercise of the power of sale granted in any of the Obligation Documents, including without limitation the filing of a lis pendens, the initiation of any lawsuit or the requesting of injunctive relief from any court or tribunal, or any other action which would have the effect of hindering or delaying the exercise by Secured Party of any right or remedy under this Agreement or any other Obligation Document, and Debtor shall, and shall cause each other Borrower to execute and deliver to Secured Party any instrument reasonably requested by Secured Party and prepared at Debtor's expense, which is necessary to fully vest title to the Collateral and the Other Collateral or the purchaser(s) of all or part of the Collateral or the Other Collateral pursuant to any sale as provided for in the Obligation Documents.


                                  ARTICLE IV
                          POWERS AND AUTHORIZATIONS

     Section 4.1. Additional Financing Statement Filings. Debtor hereby authorizes Secured Party to file, without the signature of Debtor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral. Debtor further agrees that a carbon, photographic or other reproduction of this Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction Secured Party may deem appropriate.

     Section 4.2. Power of Attorney. Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact and proxy, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation (i) to obtain and adjust insurance required to be paid to Secured Party pursuant to
Section 3.2(h), (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, (iii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or clause (ii) above, (iv) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral, and (v) to execute and file one or more financing or continuation statements, and amendments thereto,
relating to the Collateral.   Such appointment is coupled with an interest and
shall be irrevocable from the date hereof and so long as any part of the Obligations or the Commitment is outstanding.

     Section 4.3. Performance by Secured Party. If Debtor fails to perform any agreement or obligation contained herein, Secured Party may itself, at its option and in its sole discretion, perform, or cause performance of, such agreement or obligation, and the expenses of Secured Party incurred in connection therewith shall be payable by Debtor under Section 7.4; provided, however, that nothing herein shall impose any obligation of any kind whatsoever on Secured Party to perform under any obligation or agreement of Debtor.


                                  ARTICLE V

                        EVENTS OF DEFAULT AND REMEDIES

     Section 5.1. Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

          (a) Failure of Debtor to pay any fee or other amount due Secured Party under this Agreement within 10 days after the date that any such payment is due;

          (b) Failure of Debtor to perform or observe any covenant, agreement, indemnity, condition or provision in this Agreement and such failure shall continue for 30 days after written notice of such failure has been given to Debtor;

          (c) Any of Debtor's representations or warranties made in this Agreement or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect as of the date made or deemed made; or

          (d) An "Event of Default" as defined in the Financing Agreement shall occur.

     Section 5.2. Remedies. Upon the occurrence of any Event of Default, or at any time thereafter, in addition to all other rights, powers and remedies herein conferred, conferred in the other Obligation Documents or conferred by operation of law, Secured Party may declare the Obligations immediately due, payable and performable, including all principal and interest remaining unpaid on the Notes and all other amounts secured hereby or thereby, all without demand, presentment or notice, all of which are hereby expressly waived; and from time to time in its discretion, without limitation and without notice except as expressly provided below Secured Party may:

          (a) Exercise with respect to the Collateral all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral);

          (b) Require Debtor to, and Debtor hereby agrees that it shall at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties;

          (c) Reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;

          (d) Dispose of, at its office, on the premises of Debtor or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Secured Party's power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral;

          (e)  Buy the Collateral, or any portion thereof, at any public sale;

          (f) Buy the Collateral, or any portion thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type that is the subject of widely distributed standard price quotations;

          (g) Apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Debtor hereby consents to any such appointment; and

          (h) At its discretion, retain the Collateral in satisfaction of the Obligations whenever the circumstances are such that Secured Party is entitled to do so under the Code or otherwise.

Debtor agrees that, to the extent notice of sale shall be required by law, five days' notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     Section 5.3. Sale of Securities. Debtor recognizes that Secured Party may be unable to effect a public sale of any or all the portions of Collateral that constitute securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Secured Party shall be under no obligation to delay a sale of any of such securities for the period of time necessary to permit Debtor to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws.

     Section 5.4. Application of Proceeds. Upon the occurrence of any Event of Default, or at any tine thereafter, Secured Party may in its discretion apply any cash held by Secured Party as Collateral, and any cash proceeds received by Secured Party with respect to any sale of, collection from, or other realization upon all or any part of the Collateral, to any or all of the following in such order as Secured Party may elect:

          (a) To the repayment of the reasonable out-of-pocket costs and expenses, including attorneys' fees and legal expenses, incurred by Secured Party in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder; or (iv) the failure of Debtor to perform or observe any of the provisions hereof;

          (b) To the payment or other satisfaction of any liens and other encumbrances upon any of the Collateral;

          (c) To the reimbursement of Secured Party for the amount of any obligations of Debtor or any Other Liable Party paid or discharged by Secured Party pursuant to the provisions of this Agreement or the other Obligation Documents, and of any expenses of Secured Party payable by Debtor hereunder or under the other Obligation Documents;

          (d) To the satisfaction of any other Obligations or any other indebtedness of Debtor to Secured Party;

          (e)  By holding the same as Collateral;

          (f) To the payment of any other amounts required by applicable law (including without limitation, Section 9-504(1)(c) of the Code or any successor or similar, applicable statutory provision); and

          (g) By delivery to Debtor or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

     Section 5.5. Deficiency. In the event that the proceeds of any sale, collection or realization of or upon the Collateral by Secured Party are insufficient to pay all amounts to which Secured Party is legally entitled, Debtor shall be liable for the deficiency, together with interest thereon as provided in the governing Obligation Documents or (if no interest is so provided) at such other rate as shall be fixed by applicable law, together with the costs of collection and the fees and expenses of any attorneys employed by Secured Party to collect such deficiency.

     Section 5.6. Non-Judicial Remedies. In granting to Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured Party to enforce its rights by judicial process. In so providing for non-judicial remedies, Debtor recognizes and concedes that such remedies are consistent with the usage of trade, are responsive to commercial necessity, and are the result of a bargain at arm's length. Nothing herein is intended to prevent Secured Party or Debtor from resorting to judicial process at either party's option.

     Section 5.7. Other Recourse. Debtor waives any right to require Secured Party to proceed against any other Person, exhaust any Collateral or other security for the Obligations, or to have any Other Liable Party joined with Debtor in any suit arising out of the Obligations or this Agreement, or pursue any other remedy in Secured Party's power. Debtor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension for any period of any of the Obligations of any Other Liable Party from time to time. Debtor further waives any defense arising by reason of any disability or other defense of any Other Liable Party or by reason of the cessation from any cause whatsoever of the liability of any other Liable Party. Until all of the Obligations shall have been paid in full and the Commitment has terminated or expired, Debtor shall have no right to subrogation and Debtor waives the right to enforce any remedy which Secured Party has or may hereafter have against any Other Liable Party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Secured Party. No action which Secured Party may take or omit to take in connection with any of the Obligation Documents or any of the Obligations shall release or diminish Debtor's obligations, liabilities, duties or agreements hereunder, including without limitation, from time to time:
(a) taking or holding any other property of any type from any other Person as security for the obligations, and exchanging, enforcing, waiving and releasing any or all of such other property, (b) applying the Collateral or such other property and directing the order or manner of sale thereof as Secured Party may in its discretion determine which is not inconsistent with the Obligation Documents, (c) renewing, extending for any period, accelerating, modifying, compromising, settling or releasing any of the obligations of any Other Liable Party with respect to any or all of the obligations or other security for the obligations, (d) waive, enforce, modify, amend or supplement any of the provisions of any Obligation Document with any Person other than Debtor, and
(e) release or substitute any Other Liable Party.


     Section 5.8. Remedies Not Exclusive. All rights, powers and remedies herein conferred are cumulative, and not exclusive, of (i) any and all other rights and remedies herein conferred or provided for, (ii) any and all other rights, powers and remedies conferred or provided for in the Obligation Documents, and (iii) any and all rights, powers and remedies conferred, provided for or existing at law or in equity, and Secured Party shall, in addition to the rights, powers and remedies herein conferred or provided for, be entitled to avail itself of all such other rights, powers and remedies as may now or hereafter exist at law or in equity for the collection of and enforcement of the Obligations and the enforcement of the warranties, representations, covenants, indemnities and other agreements contained in this Agreement and the Obligation Documents. Each and every such right, power and remedy may be exercised from time to time and as often and in such order as may be deemed expedient by Secured Party and the exercise of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by Secured Party or other person in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.


                                  ARTICLE VI

                           ENVIRONMENTAL INDEMNITY

Debtor agrees to indemnify, defend, and hold harmless Secured Party, its affiliates and related parties, and their respective directors, officers, shareholders, partners, members, employees, consultants and agents (individually, an "Indemnified Party," and collectively, "Indemnified Parties") from and against, and shall reimburse and pay Indemnified Parties with respect to, any and all claims, demands, liabilities, losses, damages (including without limitation actual, consequential, exemplary and punitive damages), causes of action, judgments, penalties, fees, costs and expenses (including without limitation attorneys' fees, court costs and legal expenses and consultant's and expert's fees and expenses) of any and every kind or character, known or unknown, fixed or contingent, that may be imposed upon, asserted against, or incurred or paid by or on behalf of any Indemnified Party on account of, in connection with, or arising out of (a) the breach of any representation or warranty of Debtor relating to Environmental Laws or Hazardous Materials or any matter that would, but for the disclosure of such matter to Secured Party in writing in accordance with Section 3.1(f), constitute or give rise to the breach of any representation or warranty of Debtor relating to Environmental Laws or Hazardous Materials, (b) the failure of Borrowers to perform any agreement, covenant or obligation required to be performed by Borrowers relating to Environmental Laws or Hazardous Materials, (c) any violation of or failure to comply with any Environmental Law now existing or hereafter occurring, (d) the removal of Hazardous Materials from the Collateral or the Other Collateral (or if removal is prohibited by law, the taking of whatever action is required by law), (e) any act, omission, event or circumstance existing or occurring or resulting from or in connection with the ownership, construction, occupancy, operation, use or maintenance of the Collateral or the Other Collateral, regardless of whether the act, omission, event or circumstance constituted a violation of or failure to comply with any Environmental Law at the time of its existence or occurrence, and (f) any and all claims or proceedings (whether brought by private party or governmental agency) for bodily injury, property damage, abatement or remediation, environmental damage, or impairment or any other injury or damage resulting from or relating to any Hazardous Material located upon or migrating into, on, from or through the Collateral or the Other Collateral (whether or not any or all of the foregoing was caused by Borrowers, a prior owner of the Collateral or the Other Collateral, an operator or prior operator of the Collateral or the Other Collateral, their respective tenants or subtenants, or any third party and whether or not the alleged liability is attributable to the handling, storage, use, treatment, processing, distribution, manufacture, generation, discharge, transportation or disposal of such Hazardous Material or the mere presence of such Hazardous Material on the Collateral or the Other Collateral). Without limiting the generality of the foregoing, it is the intention of Debtor and Debtor agrees that the foregoing indemnities shall apply to each Indemnified Party with respect to claims, demands, liabilities, losses, damages (including without limitation actual, consequential, exemplary and punitive damages), causes of action, judgments, penalties, fees, costs, court costs and legal expenses and consultant's and expert's fees and expenses, of any kind or character, known or unknown, fixed or contingent, that in whole or in part are caused by or arise out of the negligence of such Indemnified Party; however, such indemnities shall not apply to any Indemnified Party to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such Indemnified Party. Any amount to be paid hereunder by Debtor to Secured Party or for which Debtor has indemnified an Indemnified Party shall be a demand obligation owing by Debtor to Secured Party and shall bear interest at the Default Rate until paid, and shall constitute a part of the Obligations and shall be indebtedness secured and evidenced by this Agreement. The foregoing agreements shall be perpetual and shall survive the payment or satisfaction of the Obligations and the release of this Agreement and the foreclosure or other termination of the liens and security interests created by this Agreement.


                                 ARTICLE VII

                                MISCELLANEOUS

     Section 7.1. Notices. Any notice or communication required or permitted hereunder shall be given as provided in the Financing Agreement.

     Section 7.2. Entire Agreement. This Agreement (including the Exhibits hereto) and the Obligation Documents constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

     Section 7.3. Indemnity. Debtor agrees to indemnify, defend and hold harmless Secured Party, upon request, from and against any and all claims, losses and liabilities (whether or not caused by Secured Party's negligence) growing out of or resulting from this Agreement (including without limitation, enforcement of this Agreement); provided, however, that Debtor shall not be required to indemnify Secured Party for that portion of any such claims, losses or liabilities which are proximately caused by Secured Party's gross negligence or willful misconduct. If any Person (including, without limitation, any Related Person) ever alleges such gross negligence or willful misconduct by Secured Party, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct.

     Section 7.4. Costs and Expenses. Debtor shall upon demand pay to Secured Party the amount of any and all costs and expenses, including the fees and disbursements of Secured Party's counsel and of any experts and agents, which Secured Party may incur in connection with (a) the transactions which give rise to this Agreement, (b) the preparation of this Agreement and the perfection and preservation of the security interest created under this Agreement, (c) the administration of this Agreement, (d) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (e) the exercise or enforcement of any of the rights of Secured Party hereunder, or (f) the failure by Debtor to perform or observe any of the provisions hereof, except expenses resulting from Secured Party's gross negligence or willful misconduct. This Section 7.4 shall not govern matters that are covered by Article VI.


     Section 7.5. Amendments. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by Debtor and Secured Party, and no waiver of any provision of this Agreement, and no consent to any departure by Debtor therefrom, shall be effective unless it is in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and to the extent specified in such writing.

     Section 7.6. Preservation of Rights. No failure on the part of Secured Party to exercise, and no delay in exercising, any right hereunder or under any other Obligation Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Neither the execution nor the delivery of this Agreement shall in any manner impair or affect any other security for the Obligations. The rights of Secured Party under any Obligation Document against any party thereto are not conditional or contingent on any attempt by Secured Party to exercise any of its rights under any other Obligation Document against such party or against any other Person.

     Section 7.7. Unenforceability. All rights, powers and remedies hereunder conferred shall be exercisable by Secured Party only to the extent not prohibited by applicable law; and all waivers or relinquishments of rights and similar matters shall only be effective to the extent such waiver or relinquishments are not prohibited by applicable law. If any provision of this Agreement or of any of the Obligation Documents is invalid or unenforceable in any jurisdiction, such provision shall be fully and severable from this Agreement and the other provisions hereof and the Obligation Documents shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of Secured Party in order to carry out the provisions and intent hereof. The invalidity of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

    Section 7.8. Survival of Agreements. All representations and warranties of Debtor herein, and all covenants and agreements herein shall survive the execution and delivery of this Agreement, the execution and delivery of the other Obligation Documents and the creation of the Obligations.

     Section 7.9. Other Liable Party. Neither this Agreement nor the exercise by Secured Party or the failure of Secured Party to exercise any right, power or remedy conferred herein or by law shall be construed as relieving any Other Liable Party from liability on the Obligations or any deficiency thereon. This Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased or irrespective of the validity or enforceability of any other Obligation Document to which Debtor or any Other Liable Party may be a party, and notwithstanding the reorganization, death, incapacity or bankruptcy of any Other Liable Party, and notwithstanding the reorganization or bankruptcy or other event or proceeding affecting any Other Liable Party.

     Section 7.10. Binding Effect and Assignment. This Agreement creates a continuing security interest in the Collateral and (a) shall be binding on Debtor and its successors and permitted assigns, and (b) shall inure, together with all rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing, Secured Party may assign or otherwise transfer its rights under any Obligation Document to any other Person, and such other Person shall thereupon become vested with all of the benefits with respect thereto granted to Secured Party, herein or otherwise. None of the rights or obligations of Debtor hereunder may be assigned or otherwise transferred without the prior written consent of Secured Party.

     Section 7.11. Termination. It is contemplated by the parties hereto that there may be times when no Obligations are outstanding, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding obligations. Upon the satisfaction in full of the Obligations, upon the termination or expiration of the Commitment and any other commitment of Secured Party to extend credit to Debtor, and upon written request delivered by Debtor to Secured Party, the security interest created by this Agreement shall terminate and all rights to the Collateral shall revert to Debtor. Upon such event, Secured Party shall, upon Debtor's request and at Debtor's expense (a) return to Debtor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and
(b) execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination. The termination of the security interests created by this Agreement, shall not terminate or otherwise affect Secured Party's right or ability to exercise any right, power or remedy on account of any claim for breach of warranty or representation, for failure to perform any covenant or other agreement, under any indemnity or for fraud, deceit or other misrepresentation or omission.

     Section 7.12. Financing Statement. This Agreement shall be deemed to be and may be enforced from time to time as an assignment, contract, financing statement, fixture filing, pledge agreement or security agreement, and from time to time as one or more thereof is appropriate under applicable state law. A carbon, photographic or other reproduction of this Agreement or of any financing statement in connection herewith shall be sufficient as a financing statement for any and all purposes.
     Section 7.13. Rate of Interest. All interest required hereunder and under the Obligations shall be calculated on the basis of a year of 360 days.

     Section 7.14. Execution in Counterparts. This Agreement may be executed in one or more original counterparts. Each counterpart shall be deemed to be an original for all purposes, and all counterparts shall together constitute but one and the same instrument.


    Section 7.15  WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC.  DEBTOR HEREBY:
(A) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES, THE FINANCING AGREEMENT OR ANY OTHER DOCUMENTS AND INSTRUMENTS EVIDENCING, SECURING OR RELATING TO THE OBLIGATIONS OR ANY TRANSACTION PROVIDED FOR THEREIN OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (B) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND
(D) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE NOTES, THE FINANCING AGREEMENT AND ANY OTHER DOCUMENTS AND INSTRUMENTS EVIDENCING, SECURING OR RELATING TO THE OBLIGATIONS AND THE TRANSACTIONS PROVIDED FOR HEREIN AND THEREIN, BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

     Section 7.16 USURY SAVINGS. IT IS THE INTENTION OF THE PARTIES HERETO TO COMPLY WITH ALL APPLICABLE USURY LAWS; ACCORDINGLY, IT IS AGREED THAT NOTWITHSTANDING ANY PROVISIONS TO THE CONTRARY IN THIS INSTRUMENT, THE NOTES, THE FINANCING AGREEMENT OR ANY OTHER DOCUMENTS OR INSTRUMENTS EVIDENCING, SECURING OR OTHERWISE RELATING TO THE OBLIGATIONS, IN NO EVENT SHALL SUCH DOCUMENTS OR INSTRUMENTS REQUIRE THE PAYMENT OR PERMIT THE COLLECTION OF INTEREST (WHICH TERM, FOR PURPOSES HEREOF, SHALL INCLUDE ANY AMOUNT WHICH, UNDER APPLICABLE LAW, IS DEEMED TO BE INTEREST, WHETHER OR NOT SUCH AMOUNT IS CHARACTERIZED BY THE PARTIES AS INTEREST) IN EXCESS OF THE MAXIMUM AMOUNT PERMITTED BY SUCH LAWS. IF ANY EXCESS INTEREST IS UNINTENTIONALLY CONTRACTED FOR, CHARGED OR RECEIVED UNDER THE NOTES OR UNDER THE TERMS OF THIS INSTRUMENT, THE FINANCING AGREEMENT OR ANY OTHER DOCUMENTS OR INSTRUMENTS EVIDENCING, SECURING OR RELATING TO THE OBLIGATIONS, OR IN THE EVENT THE MATURITY OF THE INDEBTEDNESS EVIDENCED BY THE NOTES IS ACCELERATED IN WHOLE OR IN PART, OR IN THE EVENT THAT ALL OR PART OF THE PRINCIPAL OR INTEREST OF THE NOTES SHALL BE PREPAID, SO THAT THE AMOUNT OF INTEREST CONTRACTED FOR, CHARGED OR RECEIVED UNDER THE AMOUNT OF INTEREST CONTRACTED FOR, CHARGED OR RECEIVED UNDER THE NOTES OR UNDER THIS INSTRUMENT, THE FINANCING AGREEMENT OR ANY OTHER DOCUMENTS OR INSTRUMENTS EVIDENCING, SECURING OR RELATING TO THE OBLIGATIONS, ON THE AMOUNT OF PRINCIPAL ACTUALLY OUTSTANDING FROM TIME TO TIME UNDER THE NOTES SHALL EXCEED THE MAXIMUM AMOUNT OF INTEREST PERMITTED BY THE APPLICABLE USURY LAWS, THEN IN ANY SUCH EVENT (A) THE PROVISIONS OF THIS SECTION SHALL GOVERN AND CONTROL,
(B) NEITHER DEBTOR OR THE OTHER BORROWERS NOR ANY OTHER PERSON OR ENTITY NOW OR HEREAFTER LIABLE FOR THE PAYMENT THEREOF, SHALL BE OBLIGATED TO PAY THE AMOUNT OF SUCH INTEREST TO THE EXTENT THAT IT IS IN EXCESS OF THE MAXIMUM AMOUNT OF INTEREST PERMITTED BY SUCH APPLICABLE USURY LAWS, (C) ANY SUCH EXCESS WHICH MAY HAVE BEEN COLLECTED SHALL BE EITHER APPLIED AS A CREDIT AGAINST THE THEN UNPAID PRINCIPAL AMOUNT THEREOF OR REFUNDED TO BORROWERS AT SECURED PARTY'S OPTION, AND (D) THE EFFECTIVE RATE OF INTEREST SHALL BE AUTOMATICALLY REDUCED TO THE MAXIMUM LAWFUL RATE OF INTEREST ALLOWED UNDER THE APPLICABLE USURY LAWS AS NOW OR HEREAFTER CONSTRUED BY THE COURTS HAVING JURISDICTION THEREOF. IT IS FURTHER AGREED THAT WITHOUT LIMITATION OF THE FOREGOING, ALL CALCULATIONS OF THE RATE OF INTEREST CONTRACTED FOR, CHARGED OR RECEIVED UNDER THE NOTES OR UNDER THIS AGREEMENT, THE FINANCING AGREEMENT OR ANY OTHER DOCUMENTS OR INSTRUMENTS EVIDENCING, SECURING OR RELATING TO THE OBLIGATIONS WHICH ARE MADE FOR THE PURPOSE OF DETERMINING WHETHER SUCH RATE EXCEEDS THE MAXIMUM LAWFUL RATE OF INTEREST, SHALL BE MADE, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAWS, BY AMORTIZING, PRORATING, ALLOCATING AND SPREADING IN EQUAL PARTS DURING THE PERIOD OF THE FULL STATED TERM OF THE OBLIGATIONS EVIDENCED THEREBY, ALL INTEREST AT ANY TIME CONTRACTED FOR, CHARGED OR RECEIVED FROM BORROWERS OR OTHERWISE BY SECURED PARTY IN CONNECTION WITH THE OBLIGATIONS.

     Section 7.17 GOVERNING LAW. THIS INSTRUMENT AND ALL MATTERS ARISING UNDER OR GROWING OUT HEREOF SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS, AND THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO THE VALIDITY, CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS, SECURITY INTERESTS AND OTHER RIGHTS AND REMEDIES OF THIS AGREEMENT GRANTED HEREIN ARE PURSUANT TO APPLICABLE LAW GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE COMMONWEALTH OF MASSACHUSETTS. EXCEPT AS TO THE VALIDITY, CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED HEREBY, DEBTOR AND SECURED PARTY AGREE THAT THE TRANSACTIONS PROVIDED FOR HEREIN BEAR A REASONABLE RELATIONSHIP TO THE COMMONWEALTH OF MASSACHUSETTS AND THAT THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS GOVERNS (A) ISSUES RELATING TO THE TRANSACTIONS PROVIDED FOR HEREIN, INCLUDING THE VALIDITY AND ENFORCEABILITY OF AN AGREEMENT RELATING TO SUCH TRANSACTIONS OR A PROVISION OF AN AGREEMENT, AND (B) THE INTERPRETATION OR CONSTRUCTION OF AN AGREEMENT RELATING TO SUCH TRANSACTIONS OR A PROVISION OF AN AGREEMENT.

     This Agreement is executed and delivered as of the date first above written.

                              DEBTOR:

                              FORELAND ASPHALT CORPORATION, a
                                 Utah corporation


                              By: /s/ Bruce C. Decker, President
                              Taxpayer I.D. No. 84-1669800

                              SECURED PARTY:

                              ENERGY INCOME FUND, L.P., a
                                 Delaware limited partnership

                              By:  EIF GENERAL PARTNER, L.L.C., a
                                     Delaware limited liability company, its
                                         General Partner

                                  By: /s/ Robert D. Gershen, a Managing Director
                                      Taxpayer I.D. No. 04-3309082